Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-249488 on Form S-4 of our report dated October 15, 2020, relating to the financial statements of Romeo Systems, Inc.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California

November 20, 2020